Exhibit 99.2

UB BANCORP

C/O BROADRIDGE

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Local Time on September 20, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Local Time on September 20, 2022. Have your proxy card in hand when you call and then follow the voice prompt instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy and other materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D90052-S51836                                                          KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UB BANCORP

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.  MERGER PROPOSAL: Proposal to approve the Agreement and Plan of Merger, dated May 31, 2022, by and between UB Bancorp and F.N.B. Corporation, as it may be amended from time to time, and the merger of UB Bancorp with and into F.N.B. Corporation on the terms and subject to the conditions set forth in the merger agreement (the “merger proposal”).

		☐	☐	☐
2. ADJOURNMENT PROPOSAL: Proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to permit future solicitation of proxies in favor of the merger proposal.		☐	☐	☐

If a Proxy is properly voted, either electronically or in writing, and not revoked, it will be voted in accordance with the instructions given in this Proxy. If no instructions are given, this Proxy will be voted FOR each Proposal. If instructions are given with respect to one but not all Proposals, the Proxyholders will follow the instructions given and will vote FOR the Proposals on which no instructions are given. If matters not described in the Proxy Statement are properly presented at the Special Meeting, the Proxyholders will use their best judgment to determine how to vote these shares. We are not aware of any other matters to be presented except those described in the Proxy Statement. If the Special Meeting is adjourned, your common stock may be voted by the Proxyholders on the new meeting date.

IMPORTANT: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation or other entity, please sign full entity name by duly authorized officer, giving full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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D90053-S51836

REVOCABLE PROXY

UB BANCORP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS – SEPTEMBER 21, 2022 AT 11 A.M. LOCAL TIME

The undersigned hereby appoint(s) the Proxy Committee of UB Bancorp (the “Company”) comprised of C. Dwight Howard, V. Robert Jones, and Crawford A. Knott, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Shareholders to be held at the Hilton Greenville, 207 SW Greenville Boulevard, Greenville, North Carolina on September 21, 2022 at 11:00 A.M. Local Time and at any and all adjournments thereof as directed herein.

If a Proxy is properly voted, either electronically or in writing, and not revoked, it will be voted in accordance with the instructions given in the Proxy. If no instructions are given, the Proxy will be voted FOR each Proposal. If instructions are given with respect to one but not all Proposals, the Proxyholders will follow the instructions given and will vote FOR the Proposals on which no instructions are given. If matters not described in the Proxy Statement are properly presented at the Special Meeting, the Proxyholders will use their best judgment to determine how to vote these shares. We are not aware of any other matters to be presented except those described in the Proxy Statement. If the Special Meeting is adjourned, your common stock may be voted by the Proxyholders on the new meeting date.

Continued and to be signed on reverse side